UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 20, 2012

SHENGKAI INNOVATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	001-34587	11-3737500
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

No.106 Zhonghuan South Road, Airport Industrial Park Tianjin, People’s Republic of China, 300308
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 22-5883-8509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2012, Mr. David Ming He tendered his resignation as the Company’s Chief Financial Officer for personal reasons. On the same day, the Board of Directors resolved to accept Mr. He’s resignation.

Pursuant to the employment agreement between the Company and Mr. He, dated February 25, 2010, Mr. He may terminate his employment with the Company upon a 30-day notice. As such, his resignation will become effective on April 19, 2012. Mr. He’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2012	SHENGKAI INNOVATIONS, INC.

	By:	/s/ Wang Chen
Wang Chen
Chief Executive Officer